Exhibit (8)(A22)

AMENDMENT TO FUND PARTICIPATION AGREEMENT

This Amendment is entered into as of April 1, 2020, by and among Teachers Insurance and Annuity Association of America (the “Company”) on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A of the Agreement (as defined below) as may be amended from time to time, MFS Series Trust I, MFS Series Trust IV, MFS Series Trust X, MFS Series Trust XI (each the “Fund”) and MFS Fund Distributors, Inc. ( the “Underwriter”). Capitalized terms used herein but not otherwise defined shall have their respective meanings as set forth in the Agreement.

RECITALS

WHEREAS, the Company, MFS Series Trust XI, and the Underwrite entered into a Participation Agreement dated October 1, 2016, as amended (the “Agreement”);

WHEREAS, the parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the parties hereby agree to amend the Agreement as follows:

1. Amendment

MFS Series Trust I, MFS Series Trust IV, and MFS Series Trust X are added as parties to the Agreement, and shall be bound by its terms and conditions in all respects to the same extent as MFS Series Trust XI. Therefore, all references to the “Fund” in the Agreement shall include MFS Series Trust I, MFS Series Trust, IV and MFS Series Trust X. 2. Continuing Provisions of the Agreement. Except as otherwise specifically set forth in this Amendment, all other terms of the Agreement shall remain unchanged and continue in full force and effect.

3. Counterpart Signatures. This Amendment may be executed in any number of counterpart signatures with the same effect as if the parties had all signed the same document. Facsimile signatures shall have the same effect as manual signatures. All counterpart signatures shall be construed together and shall constitute one agreement.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of the date first above written.

TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA

By:	Hal Moody
Title:	Managing Director

Exhibit (8)(A22)

MFS SERIES TRUST I
By its authorized officer

By:
Title:

MFS SERIES TRUST IV
By its authorized officer

By:
Title:

MFS SERIES TRUST X
By its authorized officer

By:
Title:

MFS SERIES TRUST XI
By its authorized officer

By:
Title:

MFS FUND DISTRIBUTORS, INC.
By its authorized officer

By:
Title: